SECURITY FEDERAL BANK & TRUST
                      EMPLOYEE SEVERANCE COMPENSATION PLAN

                                  PLAN PURPOSE

      The purpose of this Security Federal Bank & Trust Employee Severance Compensation Plan is to assure the services of employees of the Bank in the event of a Change in Control. The benefits contemplated by the Plan recognize the value to the Bank of the services and contributions of the employees of the Bank and the effect upon the Bank resulting from the uncertainties of continued employment, reduced employee benefits, management changes and relocations that may arise in the event of a Change in Control. The Board believes that the Plan will also aid the Bank in attracting and retaining the highly qualified individuals who are essential to its success and that the Plan's assurance of fair treatment of the Bank's employees will reduce the distractions and other adverse effects on employees' performance in the event of a Change in Control.

                                    ARTICLE I
                              ESTABLISHMENT OF PLAN

      1.1 Establishment of Plan

      As of the Effective Date of the Plan as defined herein, the Bank hereby establishes an employee severance compensation plan to be known as the "Security Federal Bank & Trust Employee Severance Compensation Plan." The purposes of the Plan are as set forth above.

      1.2 Application of Plan

      The benefits provided by this Plan shall be available to all employees of the Bank, who, at or after the Effective Date, meet the eligibility requirements of Article III, except for those officers of the Bank who have entered into, or who enter into in the future, and continue to be subject to, an employment or change in control agreement with the Employer.

      1.3 Contractual Right to Benefits

      This plan establishes and vests in each Participant a contractual right to the benefits to which each Participant is entitled hereunder in the event of a Change in Control, enforceable by the Participant against the Employer, the Bank, or both. The Plan does not provide, and should not be construed as providing, benefits of any kind to any employee except in the event of a Change in Control and, in the event of a Change in Control, only upon the involuntary or voluntary termination of an employee in the manner contemplated herein.

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                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

      2.1 Definitions

      Whenever used in the Plan, the following terms shall have the meanings set forth below.

      "Annual Compensation" of a Participant means and includes all wages and salary paid (including accrued amounts) by an Employer as consideration for the Participant's service during the 12-month period ending on the last day of the month preceding the date of a Participant's termination pursuant to Section 4.2.

      "Bank" means Security Federal Bank & Trust or any successor as provided for in Article VII hereof.

      "Board" means the Board of Directors of the Bank.

      "Change in Control" of the Holding Company or the Bank shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Institution or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 20% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Holding Company or similar transaction occurs or is effectuated in which the Institution or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding

Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Institution or the Holding Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

      "Company" means Security Financial Bancorp, Inc., a Delaware corporation, the holding company of the Bank.

      "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Board that it is either not possible to determine if or when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said employees lifetime.

      "Effective Date" means the date the Plan is approved by the Board of the Bank, or such other date as the Board shall designate in its resolution approving the Plan.

      "Employer" means (i) the Bank or (ii) a subsidiary of the Bank or a parent company of the Bank which has adopted the plan pursuant to Article VI hereof.

      "Expiration Date" means a date ten (10) years from the Effective Date unless earlier terminated pursuant to Section 8.2 or extended pursuant to
Section 8.1.

      "Payment" means the payment of severance compensation as provided in
Article IV hereof.

      "Participant" means an employee of an Employer who meets the eligibility requirements of Article III.

      "Plan" means this Security Federal Bank & Trust Employee Severance Compensation Plan.

      "Termination for Cause" means termination because of Participant's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or other similar offenses) or any final cease-and-desist order.

      2.2 Applicable Law

      The laws of the State of Indiana shall be controlling law in all matters relating to the Plan to the extent not preempted by federal law.

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      2.3 Severability

      If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                   ARTICLE III
                                   ELIGIBILITY

      3.1 Participation

      The term "Participant" shall include all employees of an Employer who have completed at least one year of service with the Employer at the time of any termination pursuant to Section 4.2 herein. For purposes of this Plan, a "year of service" shall mean a 12 consecutive month period during which an employee was credited with at least 500 actual hours of service and "years of service" shall be determined without regard to any break in service. Notwithstanding the foregoing, an employee who has entered into and continues to be covered by an individual employment contract with an Employer shall not be entitled to participate in this Plan.

      3.2 Duration of Participation

      A Participant shall cease to be a Participant in the Plan when the Participant ceases to be an employee of an Employer, unless such Participant is entitled to a Payment as provided in the Plan. A Participant entitled to receipt of a Payment shall remain a Participant in this Plan until the full amount of such Payment has been paid to the Participant.

                                   ARTICLE IV
                                    PAYMENTS

      4.1 Right to Payment

      A Participant shall be entitled to receive from his or her Employer a Payment in the amount provided in Section 4.3 if a Change in Control occurs and if, within one (1) year thereafter, the Participant's employment by an Employer shall terminate for any reason specified in Section 4.2. A Participant shall not be entitled to a Payment if termination occurs by reason of death, voluntary retirement, voluntary termination other than for the reasons specified in
Section 4.2, Disability or Termination for Cause.

      4.2 Reasons for Termination

      Following a Change in Control, a Participant shall be entitled to a Payment in accordance with Section 4.3 if employment by an Employer is terminated, voluntarily or involuntary, for any one or more of the following reasons:

            (a) The Employer reduces the Participant's base salary or rate of compensation as in effect immediately prior to the Change in Control, or as the same may have been increased thereafter.

            (b) The Employer materially changes Participant's function, duties or responsibilities which would cause the Participant's position to be one of lesser responsibility, importance or scope with the Employer than immediately prior to the Change in Control.

            (c) The Employer requires the Participant to change the location of the Participant's job or office, so that such Participant will be based at a location more than thirty-five (35) miles from the location of the Participant's job or office immediately prior to the Change in Control provided that such new location is not closer to Participant's home.

            (d) The Employer materially reduces the benefits and perquisites available to the Participant immediately prior to the Change in Control; provided, however, that a material reduction in benefits and perquisites generally provided to all employees of the Bank on a non-discriminatory basis shall not trigger a Payment pursuant to this Plan.

            (e) A successor to the Employer fails or refuses to assume the Employer's obligations under this Plan, as required by Article VII.

            (f) The Employer, or any successor to the Employer, breaches any other provisions of this Plan.

            (g) The Employer terminates the employment of a Participant at or after a Change in Control other than Termination for Cause.

      4.3 Amount of Payment

            (a) Each Participant entitled to a Payment under this Plan shall receive from the Bank, a lump sum cash payment equal to one-twenty-sixth of his Annual Compensation for each year of service up to a maximum of 100% of his Annual Compensation; provided, however, that any Participant who holds the title of "Vice President" or greater at the time severance benefits become payable shall receive a Payment of not less than 50% of his Annual Compensation, regardless of his number of years of service.

            (b) Notwithstanding the provisions of paragraph (a) above, if a Payment to a Participant who is a "Disqualified Individual" shall be in an amount which includes an "Excess Parachute Payment," the Payment hereunder to that Participant shall be reduced to the maximum amount which does not include an Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meanings as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision thereto. The Participant shall not be required to mitigate damages on the amount of the Payment by seeking other employment or otherwise, nor shall the amount of such Payment be reduced by any compensation earned by the Participant as a result of employment after termination of employment hereunder.

      4.4 Time of Payment

      The Payment to which a Participant is entitled shall be paid to the Participant by the Employer or the successor to the Employer, in cash and in full, not later than thirty (30) business days after the termination of the Participant's employment. If any Participant should die after termination of the employment but before all amounts have been paid, such unpaid amounts shall be paid to the Participant's named beneficiary, if living, otherwise to the personal representative on behalf of or for the benefit of the Participant's estate.

      4.5 Suspension of Payment

      Notwithstanding the foregoing, no payments or portions thereof shall be made under this Plan, if such payment or portion would result in the Bank failing to meet its minimum regulatory capital requirements as required by 12 C.F.R. ss.567.2. Any payments or portions thereof not paid shall be suspended until such time as their payment would not result in a failure to meet the Bank's minimum regulatory capital requirements. Any portion of benefit payments which have not been suspended will be paid on an equitable basis, pro rata based upon amounts due each Participant, among all eligible Participants.

                                    ARTICLE V
                     OTHER RIGHTS AND BENEFITS NOT AFFECTED

      5.1 Other Benefits

      Neither the provisions of this Plan nor the Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish the Participant's rights as an employee of an Employer, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock ownership or any employment agreement or other plan or arrangement.

      5.2 Employment Status

      This Plan does not constitute a contract of employment or impose on the Participant's Employer any obligation to retain the Participant, to maintain the status of the Participant's employment, or to change the Employer's policies regarding termination of employment.

                                   ARTICLE VI
                             PARTICIPATING EMPLOYERS

      6.1 Upon approval by the Board of the Bank, this Plan may be adopted by any subsidiary of the Bank or by the Company. Upon such adoption, the subsidiary or the Company shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the employees of that subsidiary or the Company. The term "subsidiary" means any corporation in which the Bank, directly or indirectly, holds a majority of the voting power of its outstanding shares of capital stock.

                                   ARTICLE VII
                              SUCCESSOR TO THE BANK

      7.1 The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this plan, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                                  ARTICLE VIII
                       DURATION, AMENDMENT AND TERMINATION

      8.1 Duration

      If a Change in Control has not occurred, this Plan shall expire as of the Expiration Date, unless sooner terminated as provided in Section 8.2, or unless extended for an additional period or periods by resolution adopted by the Board of the Bank.

      Notwithstanding the foregoing, if a Change in Control occurs this Plan shall continue in full force and effect, and shall not terminate or expire until such date as all Participants who become entitled to Payments hereunder shall have received such Payments in full.

      8.2 Amendment and Termination

      The Plan may be terminated or amended in any respect by resolution adopted by a majority of the Board of the Bank, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan no longer shall be subject to amendment, change, substitution, deletion, revocation or termination in any respect whatsoever.

      8.3 Form of Amendment

      The form of any proper amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Bank, certifying that the amendment or termination has been approved by the Board. A proper termination of the Plan automatically shall effect a termination of all Participants' rights and benefits hereunder.

      8.4 No Attachment

      (a) Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect such action shall be null, void, and of no effect.

      (b) This Plan shall be binding upon, and inure to the benefit of, each employee, the Employer and their respective successors and assigns.

                                   ARTICLE IX
                             LEGAL FEES AND EXPENSES

      9.1 All reasonable legal fees and other expenses paid or incurred by a party hereto pursuant to any dispute or question of interpretation relating to this Plan shall be paid or reimbursed by the prevailing party in any legal judgment, arbitration or settlement.

                                    ARTICLE X
                               REQUIRED PROVISIONS

      10.1 The Employer may terminate an Employee's employment at any time, but any termination by the Employer, other than Termination for Cause, shall not prejudice the Employee's right to compensation or other benefits under this Plan. Employee shall not have the right to receive compensation or other benefits for any period after Termination for Cause as otherwise provided hereunder.

      10.2 If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(1), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

      10.3 If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

      10.4 If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(x)(1), all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

      10.5 All obligations under the Plan shall be terminated, except to the extent determined that continuation of the Plan is necessary for the continued operation of the Bank:

      (a) by the Director or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or

      (b) by the Director or her designee, at the time the Director or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

      Any rights of the parties that have already vested, however, shall not be affected by such action.

      10.6 Any payments made to a Participant pursuant to this Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.ss.1828(k) and any regulations promulgated thereunder.

                                   ARTICLE XI
                           ADMINISTRATION OF THE PLAN

      11.1 The Plan shall be administered by the Board (or, by a committee of non-employee directors designated by the Board). Subject to the other provisions of the Plan, the Board shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and to decide all disputes arising in connection with the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board's decisions and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

      Having been adopted by its Board on January 5, 2000, this Plan is executed by duly authorized officer of the Bank this 5th day of January 2000.

Attest


/s/ Edwina Golec                       /s/ John P. Hyland
------------------------               -----------------------------------
                                       John P. Hyland
                                       For the Entire Board of Directors